Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chairman and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)	the Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended March 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2007	/s/ Anthony J. Cavanna
Anthony J. Cavanna Chairman and Chief Executive Officer

Date: March 19, 2007	/s/ Paul D. Fletcher
Paul D. Fletcher Senior Vice President and Chief Financial Officer